UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

Date of report (Date of earliest event reported): June 27, 2007

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Supima Cotton Agreement

On June 27, 2007, we entered into a Feasibility Study Agreement with Supima, a non-profit organization for the promotion of U.S. pima cotton growers. In connection with the agreement we will undertake a study of the feasibility of establishing a method or methods to authenticate and identify U.S. produced pima cotton fibers. Under the terms of the agreement, we will receive payments from Supima upon signing of the agreement and in five monthly installments beginning on July 6, 2007. Upon successful completion of the feasibility study, we may offer authentication services to member companies of Supima (as well as non-member companies) to confirm the Supima cotton content of textile items such as apparel and home fashion products. We are obligated to pay Supima a percentage of any fees that we receive from such companies for authentication services we provide them. We are also obligated to pay Supima fifty percent of the aggregate amount of payments that we received from Supima for the feasibility study out of any fees we receive from providing authentication services. In addition, until the earlier of either (i) five years or (ii) the repayment to Supima of fifty percent of the aggregate amount of payments that we received from Supima for the feasibility study, we are obligated to pay Supima a fee for each authentication service that we provide. The agreement may be terminated by us or Supima after sixty (60) days upon fourteen (14) days prior written notice.

The foregoing description is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference. A copy of the press release relating to the announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On June 27, 2007, we completed a private placement offering (the “Offering”) in which we issued and sold to certain investors an aggregate of 3 units (the “Units”) of our securities, each Unit consisting of (i) a $50,000 Principal Amount of 10% Secured Convertible Promissory Note (the “Notes”) and (ii) warrants (the “Warrants”) to purchase 100,000 shares of our common stock.

The Notes and accrued but unpaid interest thereon are convertible into shares of our common stock at a price of $0.50 per share by the holders of the Notes at any time from June 27, 2007 to June 26, 2008, and shall automatically convert at $0.15 per share on June 27, 2007. At any time prior to conversion, we have the right to prepay the Notes and accrued but unpaid interest thereon upon 3 days notice (during which period the holders can elect to convert the Notes). Until the principal and interest under the Notes are paid in full, or converted into our common stock, the Notes will be secured by a security interest in all of our assets. This security interest is pari passu with the security interest granted to the holder of a $100,000 in principal amount secured convertible promissory note issued on April 23, 2007, and the holders of $1,500,000 in aggregate principal amount secured convertible promissory notes of the Company issued on March 8, 2006.

The Warrants are exercisable for a four year period commencing on June 27, 2008, and expiring on June 26, 2012, at a price of $0.50 per share. Each warrant may be redeemed at our option at a redemption price of $0.01 upon the earlier of (i) June 26, 2010, and (ii) the date our common stock has traded on The Over the Counter Bulletin Board at or above $1.00 per share for 20 consecutive trading days.

Arjent Limited, a registered broker dealer firm, (the “Placement Agent”) acted as our placement agent in connection with the Offering. We will pay the Placement Agent: (a) a commission equal to $15,000, representing 10% of the Offering proceeds; (b) a 3% non-accountable expense allowance in the amount of $4,500; and (c) 2% non-accountable due diligence expenses in the amount of $3,000.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Form of Subscription Agreement by and among Applied DNA Sciences, Inc. and the investors named on the signature pages thereto.

Exhibit 10.2	Form of 10% Secured Convertible Promissory Note of Applied DNA Sciences, Inc.

Exhibit 10.3	Form of Warrant Agreement of Applied DNA Sciences, Inc.

Exhibit 10.4	Feasibility Study Agreement, dated June 27, 2007 by and between Applied DNA Sciences, Inc. and Supima.**

Exhibit 99.1	Press release of Applied DNA Sciences, Inc., dated July 2, 2007
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**
Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omitted portions have been field separately with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By: __/s/ James A. Hayward________________
James A. Hayward
Chief Executive Officer

Date: July 3, 2007